                                                                EXHIBIT(d)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING VARIABLE FUNDS

                                       AND

                              ING INVESTMENTS, LLC

SERIES                                    ANNUAL INVESTMENT MANAGEMENT FEE
------                                    --------------------------------
                                        (as a percentage of daily net assets)
ING VP Growth and Income Portfolio             0.50% on first $10 billion
                                               0.45% on next $5 billion
                                               0.425% over $15 billion